EXHIBIT 99.1

QCR Holdings, Inc. Announces Net Income of $8.8 Million for the Second Quarter of 2017 And $18.0 Million Year-to-Date

MOLINE, Ill., July 20, 2017 (GLOBE NEWSWIRE) -- QCR Holdings, Inc. (NASDAQ:QCRH) today announced net income of $8.8 million and diluted earnings per share (“EPS”) of $0.65 for the quarter ended June 30, 2017.  By comparison, for the quarter ended March 31, 2017, the Company reported net income of $9.2 million and diluted EPS of $0.68.  For the quarter ended June 30, 2016, the Company reported net income of $6.7 million and diluted EPS of $0.53.  In the second quarter of 2017, the Company recognized a tax benefit related to stock options exercised and restricted stock awards vested of $90 thousand, compared to $533 thousand of reduced income tax expense for the first quarter of 2017.

For the six months ended June 30, 2017, the Company reported net income of $18.0 million, and diluted EPS of $1.33.  By comparison, for the six months ended June 30, 2016, the Company reported net income of $13.1 million, and diluted EPS of $1.07.

“Our operating performance for the first half of the year was strong,” commented Douglas M. Hultquist, President and Chief Executive Officer, “and we continue to strategize and pursue ways to improve our profitability through our ongoing key initiatives.  Our return on average assets has improved to 1.08% from 1.00%, when comparing the first six months of 2017 to the same period of the prior year.  This is the result of strong organic loan growth, robust growth in core deposits, reductions in wholesale borrowings, margin improvements, modest operating expense growth, and solid fee income.  Our acquisition of Community State Bank, based in Ankeny, Iowa (“CSB”) in the 3rd quarter of 2016 also contributed to our improved profitability.”

Annualized Loan and Lease Growth of 19.2% for Second Quarter of 2017

During the second quarter of 2017, the Company’s total assets increased $76.2 million, or 2%, to a total of $3.46 billion, while total loans and leases grew $117.7 million, or 4.8%.  Loan and lease growth was funded by deposit growth that occurred in the first six months of 2017.

“Organic loan and lease growth totaled $117.7 million for the quarter, or an annual growth rate of 19.2%,” commented Mr. Hultquist.  “This was a very strong quarter and puts us back on track to achieve targeted organic growth of 10-12% for the full year, assuming no major economic shifts.  We intend to continue our organic growth primarily through market share increases, as customers continue to appreciate the way we do business and are attracted to our relationship-based community banking model.”

“Swap fee income and gains on the sale of government guaranteed loans totaled $1.5 million for the first six months of the year.  The second quarter of 2017 was slow in this area.  Given the nature of this fee income source, large fluctuations can occur from quarter-to-quarter,” said Todd A. Gipple, Executive Vice President, Chief Operating Officer and Chief Financial Officer.  “We plan to continue executing these types of transactions, as they provide unique and beneficial solutions for our clients.  We also look forward to offering these products in the Des Moines metro market through CSB.”

Net Interest Income Continues to be
Impacted by Acquisition-Related Accounting

Net interest income totaled $28.0 million for the quarter ended June 30, 2017.  By comparison, net interest income totaled $27.7 million and $21.0 million for the quarters ended March 31, 2017 and June 30, 2016, respectively.  Acquisition-related net accretion  totaled $1.6 million for the quarter ended June 30, 2017.  By comparison, acquisition-related net accretion totaled $2.1 million for the quarter ended March 31, 2017.  Excluding acquisition-related net accretion, net interest income of $26.5 million for the second quarter of 2017 increased 3%, compared to $25.6 million for the quarter ended March 31, 2017.

Net interest income totaled $55.7 million for the six months ended June 30, 2017.  By comparison, net interest income totaled $41.6 million for the six months ended June 30, 2016.

“Net interest margin (excluding acquisition accounting net accretion) was relatively flat showing a modest decline of one basis point at 3.62% for the second quarter of 2017, compared to 3.63% for the first quarter of 2017,” stated Mr. Gipple.  “Loan yield (excluding loan discount accretion) actually increased five basis points when comparing linked quarters at 4.39% for the second quarter of 2017 and 4.34% for the first quarter of 2017.  Although we had a successful quarter of loan growth, much of that growth came late in the quarter so the full benefit will be seen in future periods.”

Nonperforming Assets Decrease 5.3% in Second Quarter

Nonperforming assets (“NPAs”) decreased $1.4 million in the current quarter.  The ratio of NPAs to total assets was 0.75% at June 30, 2017, which was down from 0.81% at March 31, 2017 and up from 0.70% a year ago.

“Our credit quality metrics remain strong in comparison to peers and we remain committed to further improving asset quality in 2017,” stated Mr. Hultquist.

The Company’s provision for loan and lease losses totaled $2.0 million for the second quarter of 2017, which was down slightly from the prior quarter, and up $825 thousand compared to the second quarter of 2016.  As of June 30, 2017, the Company’s allowance to total loans and leases was 1.31%, which was down from 1.32% at March 31, 2017 and down from 1.46% at June 30, 2016.

In accordance with generally accepted accounting principles for acquisition accounting, the loans acquired through the acquisition of CSB were recorded at market value; therefore, there was no allowance associated with CSB’s loans at acquisition.  Management continues to evaluate the allowance needed on the acquired CSB loans factoring in the net remaining discount ($6.3 million at June 30, 2017).  When factoring this remaining discount into the Company’s allowance to total loans and leases calculation, the Company’s allowance as a percentage of total loans and leases increases from 1.31% to 1.55%.

Capital Levels Remain Strong

As of June 30, 2017, the Company’s total risk-based capital ratio was 12.01%, the common equity tier 1 ratio was 9.76%, and the tangible common equity to tangible assets ratio increased to 8.29%.  By comparison, these respective ratios were 11.90%, 9.64% and 8.20% as of March 31, 2017.

“As a result of solid earnings performance, capital ratios continue to be strong and we are growing tangible common equity at a steady pace,” stated Mr. Gipple.

Acquisition of Guaranty Bank and Trust Company, Headquartered in Cedar Rapids, Iowa

As previously announced, the Company plans to close the acquisition of Guaranty Bank and Trust Company late in the third quarter or early in the fourth quarter of 2017, pending regulatory and shareholder approvals and certain customary closing conditions.

Continued Focus on Seven Key Initiatives

The Company continues to focus on the following initiatives in an effort to improve profitability and drive increased shareholder value:

  Continue strong organic loan and lease growth to maintain loans and leases to total assets ratio in the range of 70-75%
  Continue to focus on growing core deposits to maintain reliance on wholesale funding at less than 15% of assets
  Continue to focus on generating gains on sale of USDA and SBA loans, and fee income on swaps, as a significant and consistent component of core revenue
  Grow wealth management net income by 10% annually
  Carefully manage noninterest expense growth
  Maintain asset quality metrics at better than peer levels
  Participate as an acquirer in the consolidation taking place in our markets to further boost ROAA, improve efficiency ratio, and increase EPS

Conference Call Details

The Company will host an earnings call/webcast on July 21, 2017 at 9 a.m. central time.  Dial-in information for the call is toll-free 1-888-317-6016 (international 1-412-317-6016).  Participants should request to join the QCR Holdings, Inc. call. The event will be archived and available for digital replay through August 4, 2017.  The replay access information is toll-free 1-877-344-7529 (international 1-412-317-0088); access code 10110356.  A webcast of the teleconference can be accessed at the Company’s News and Events page at http://www.qcrh.com or http://services.choruscall.com/links/qcrh170721.html.  The archived audio webcast will be available until July 21, 2018.  Participants should visit the Company’s website or call in to the conference line set forth above at least 10 minutes prior to the scheduled start of the call.

About Us

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company, which serves the Quad City, Cedar Rapids, Cedar Valley, Des Moines/Ankeny, and Rockford communities through its wholly owned subsidiary banks.  Quad City Bank & Trust Company, which is based in Bettendorf, Iowa, and commenced operations in 1994, Cedar Rapids Bank & Trust Company, which is based in Cedar Rapids, Iowa, and commenced operations in 2001, Community State Bank, which is based in Ankeny, Iowa and was acquired by the Company in 2016, and Rockford Bank & Trust Company, which is based in Rockford, Illinois, and commenced operations in 2005, provide full-service commercial and consumer banking and trust and wealth management services.  Quad City Bank & Trust Company also provides correspondent banking services.  In addition, Quad City Bank & Trust Company engages in commercial leasing through its wholly owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin.  Additionally, the Company serves the Waterloo/Cedar Falls, Iowa community through Community Bank & Trust, a division of Cedar Rapids Bank & Trust Company.

Special Note Concerning Forward-Looking Statements.  This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “predict,” “suggest,” “appear,” “plan,” “intend,” “estimate,” ”annualize,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local, national and international economies; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) unexpected results of acquisitions, including the acquisition of CSB and the planned acquisition of Guaranty Bank and Trust Company, which may include failure to realize the anticipated benefits of the acquisition and the possibility that the transaction costs may be greater than anticipated; (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x)  unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016

	(dollars in thousands)

CONDENSED BALANCE SHEET

Cash and due from banks	$77,161	$56,326	$70,570	$61,213	$49,581
Federal funds sold and interest-bearing deposits	72,354	173,219	86,206	96,047	68,432
Securities	593,485	557,646	574,022	564,930	510,959
Net loans/leases	2,520,209	2,403,791	2,374,730	2,331,774	1,894,676
Core deposit intangible	6,919	7,150	7,381	7,614	1,372
Goodwill	13,111	13,111	13,111	13,632	3,223
Other assets	173,948	169,770	175,924	205,776	155,191
Total assets	$3,457,187	$3,381,013	$3,301,944	$3,280,986	$2,683,434

Total deposits	$2,870,234	$2,805,931	$2,669,261	$2,594,913	$1,973,594
Total borrowings	230,263	231,534	290,952	312,104	381,874
Other liabilities	51,607	47,708	55,690	93,112	52,849
Total stockholders' equity	305,083	295,840	286,041	280,857	275,117
Total liabilities and stockholders' equity	$3,457,187	$3,381,013	$3,301,944	$3,280,986	$2,683,434

ANALYSIS OF LOAN PORTFOLIO
Loan/lease mix:
Commercial and industrial loans (1)	$942,539	$851,578	$827,637	$804,308	$706,261
Commercial real estate loans	1,131,906	1,106,842	1,093,459	1,070,305	784,379
Direct financing leases (1)	153,337	159,368	165,419	166,924	169,928
Residential real estate loans	233,871	231,326	229,233	229,081	180,482
Installment and other consumer loans	84,047	78,771	81,666	81,918	73,658
Deferred loan/lease origination costs, net of fees	7,866	7,965	8,073	8,065	8,065
Total loans/leases	$2,553,566	$2,435,850	$2,405,487	$2,360,601	$1,922,773
Less allowance for estimated losses on loans/leases	33,357	32,059	30,757	28,827	28,097
Net loans/leases	$2,520,209	$2,403,791	$2,374,730	$2,331,774	$1,894,676

ANALYSIS OF SECURITIES PORTFOLIO
Securities mix:
U.S. government sponsored agency securities	$41,944	$47,556	$46,084	$67,885	$88,321
Municipal securities	381,254	356,776	374,463	360,330	302,689
Residential mortgage-backed and related securities	164,415	147,504	147,702	133,173	116,765
Other securities	5,872	5,810	5,773	3,542	3,184
Total securities	$593,485	$557,646	$574,022	$564,930	$510,959

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand deposits	$760,625	$777,150	$797,415	$764,615	$615,764
Interest-bearing demand deposits	1,526,103	1,486,047	1,369,226	1,298,781	918,036
Time deposits	478,580	458,170	439,169	420,470	337,584
Brokered deposits	104,926	84,564	63,451	111,047	102,210
Total deposits	$2,870,234	$2,805,931	$2,669,261	$2,594,913	$1,973,594

ANALYSIS OF BORROWINGS
Borrowings mix:
Term FHLB advances	$57,000	$59,000	$63,000	$83,343	$78,000
Overnight FHLB advances (2)	49,500	47,550	74,500	55,300	118,900
Wholesale structured repurchase agreements	45,000	45,000	45,000	45,000	100,000
Customer repurchase agreements	4,897	7,170	8,132	8,265	21,441
Federal funds purchased	13,320	12,300	31,840	51,750	30,120
Junior subordinated debentures	33,546	33,514	33,480	33,446	33,413
Other borrowings	27,000	27,000	35,000	35,000	-
Total borrowings	$230,263	$231,534	$290,952	$312,104	$381,874

(1) m2 Lease Funds, LLC originates Equipment Financing Agreements, which are classified as commercial and industrial loans.
(2) At the most recent quarter-end, the weighted-average rate of these overnight borrowings was 1.31%.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Six Months Ended
	June 30,	June 30,
	2017	2016

	(dollars in thousands, except per share data)

INCOME STATEMENT
Interest income	$63,798	$47,415
Interest expense	8,082	5,809
Net interest income	55,716	41,606
Provision for loan/lease losses	4,128	3,271
Net interest income after provision for loan/lease losses	$51,588	$38,335

Trust department fees	$3,432	$3,088
Investment advisory and management fees	1,830	1,351
Deposit service fees	2,775	1,878
Gain on sales of residential real estate loans	209	145
Gain on sales of government guaranteed portions of loans	1,038	2,482
Swap fee income	441	1,025
Securities gains, net	38	376
Earnings on bank-owned life insurance	929	874
Debit card fees	1,446	651
Correspondent banking fees	445	547
Other	1,483	1,168
Total noninterest income	$14,066	$13,585

Salaries and employee benefits	$26,238	$21,718
Occupancy and equipment expense	5,201	3,711
Professional and data processing fees	4,424	2,990
Acquisition costs	-	355
FDIC insurance, other insurance and regulatory fees	1,267	1,284
Loan/lease expense	554	317
Net cost of operation of other real estate	42	380
Advertising and marketing	1,177	820
Postage and communications	642	474
Stationery and supplies	422	323
Bank service charges	871	831
Losses on debt extinguishment, net	-	83
Correspondent banking expense	400	359
Other	1,440	1,053
Total noninterest expense	$42,678	$34,698

Net income before taxes	$22,976	$17,222
Income tax expense	5,025	4,172
Net income	$17,951	$13,050

Basic EPS	$1.36	$1.08
Diluted EPS	$1.33	$1.07

Weighted average common shares outstanding	13,151,833	12,064,349
Weighted average common and common equivalent shares outstanding	13,502,505	12,235,212

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Quarter Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016

	(dollars in thousands, except per share data)

INCOME STATEMENT
Interest income	$32,453	$31,345	$32,236	$26,817	$23,913
Interest expense	4,406	3,676	2,956	3,186	2,904
Net interest income	28,047	27,669	29,280	23,631	21,009
Provision for loan/lease losses	2,023	2,105	2,599	1,608	1,198
Net interest income after provision for loan/lease losses	$26,024	$25,564	$26,681	$22,023	$19,811

Trust department fees	$1,692	$1,740	$1,558	$1,519	$1,512
Investment advisory and management fees	868	962	876	766	693
Deposit service fees	1,459	1,316	1,411	1,151	947
Gain on sales of residential real estate loans	113	96	142	144	84
Gain on sales of government guaranteed portions of loans	87	951	458	219	1,604
Swap fee income	327	114	350	334	168
Securities gains, net	38	-	(36)	4,252	18
Earnings on bank-owned life insurance	459	470	447	450	480
Debit card fees	743	703	688	475	344
Correspondent banking fees	200	245	249	254	245
Other	796	687	886	859	667
Total noninterest income	$6,782	$7,284	$7,029	$10,423	$6,762

Salaries and employee benefits	$12,931	$13,307	$13,396	$11,202	$10,917
Occupancy and equipment expense	2,699	2,502	2,630	2,086	1,885
Professional and data processing fees	2,341	2,083	2,192	1,931	1,542
Acquisition costs	-	-	40	2,046	355
FDIC insurance, other insurance and regulatory fees	646	621	683	583	650
Loan/lease expense	260	294	242	103	154
Net cost of operation of other real estate	28	14	78	133	278
Advertising and marketing	568	609	760	548	433
Bank service charges	447	424	446	415	415
Losses on debt extinguishment, net	-	-	357	4,137	-
Correspondent banking expense	202	198	186	206	182
Other	1,283	1,221	1,298	1,090	933
Total noninterest expense	$21,405	$21,273	$22,308	$24,480	$17,744

Net income before taxes	$11,401	$11,575	$11,402	$7,966	$8,829
Income tax expense	2,635	2,390	2,873	1,858	2,153
Net income	$8,766	$9,185	$8,529	$6,108	$6,676

Basic EPS	$0.67	$0.70	$0.65	$0.47	$0.54
Diluted EPS	$0.65	$0.68	$0.64	$0.46	$0.53

Weighted average common shares outstanding	13,170,283	13,133,382	13,087,592	13,066,777	12,335,077
Weighted average common and common equivalent shares outstanding	13,516,592	13,488,417	13,323,883	13,269,703	12,516,474

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	For the Quarter Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2017	2017	2016	2016	2016	2017	2016

	(dollars in thousands, except per share data)

COMMON SHARE DATA
Common shares outstanding	13,175,234	13,161,219	13,106,845	13,075,307	13,057,368
Book value per common share (1)	$23.16	$22.48	$21.82	$21.48	$21.07
Tangible book value per common share (2)	$21.64	$20.94	$20.11	$19.74	$20.72
Closing stock price	$47.40	$42.35	$43.30	$31.74	$27.19
Market capitalization	$624,506	$557,378	$567,526	$415,010	$355,030
Market price / book value	204.70%	188.41%	198.41%	147.77%	129.05%
Market price / tangible book value	219.08%	202.26%	215.36%	160.79%	131.24%
Earnings per common share (basic) LTM (3)	$2.49	$2.36	$2.20	$2.13	$2.21
Price earnings ratio LTM (3)	19.11 x	17.94 x	19.68 x	14.90 x	12.30 x
TCE / TA (4)	8.29%	8.20%	8.04%	7.92%	10.10%

CONDENSED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
Beginning balance	$295,840	$286,041	$280,857	$275,117	$235,143
Net income	8,766	9,185	8,529	6,108	6,676
Other comprehensive income (loss), net of tax	702	411	(3,681)	(361)	1,181
Common stock cash dividends declared	(657)	(657)	(523)	(521)	(521)
Proceeds from issuance of 1,215,000 shares of common stock, net of costs	-	-	-	-	29,829
Other (5)	432	860	859	514	2,809
Ending balance	$305,083	$295,840	$286,041	$280,857	$275,117

REGULATORY CAPITAL RATIOS (6):
Total risk-based capital ratio	12.01%	11.90%	11.56%	11.30%	14.29%
Tier 1 risk-based capital ratio	10.85%	10.75%	10.46%	10.29%	13.04%
Tier 1 leverage capital ratio	9.37%	9.37%	9.10%	10.09%	11.18%
Common equity tier 1 ratio	9.76%	9.64%	9.41%	9.22%	11.72%

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets (annualized)	1.04%	1.12%	1.04%	0.85%	1.01%	1.08%	1.00%
Return on average total equity (annualized)	11.65%	12.63%	12.04%	8.78%	10.46%	12.13%	10.73%
Net interest margin	3.54%	3.65%	3.80%	3.48%	3.40%	3.59%	3.39%
Net interest margin (TEY) (Non-GAAP)(7)	3.81%	3.90%	4.02%	3.71%	3.62%	3.86%	3.61%
Efficiency ratio (Non-GAAP) (8)	61.46%	60.86%	61.44%	71.89%	63.89%	61.16%	62.87%
Gross loans and leases / total assets	73.86%	72.04%	72.85%	71.95%	71.65%	73.86%	71.65%
Effective tax rate	23.11%	20.65%	25.20%	23.32%	24.39%	23.11%	24.22%
Tax benefit related to stock options exercised and restricted stock awards vested (9)	90	533	N/A	N/A	N/A	623	N/A
Full-time equivalent employees (10)	585	561	572	572	410	585	410

AVERAGE BALANCES
Assets	$3,378,195	$3,274,713	$3,277,814	$2,865,947	$2,640,678	$3,326,454	$2,621,514
Loans/leases	2,488,828	2,398,387	2,358,960	2,077,376	1,899,932	2,443,608	1,866,941
Deposits	2,835,711	2,692,009	2,717,923	2,243,397	2,033,116	2,763,861	2,006,586
Total stockholders' equity	300,868	290,906	283,292	278,369	255,391	295,887	243,319

(1) Includes accumulated other comprehensive income (loss).
(2) Includes accumulated other comprehensive income (loss) and excludes intangible assets.
(3) LTM : Last twelve months.
(4) TCE / TA : tangible common equity / total tangible assets. See GAAP to non-GAAP reconciliations.
(5) Mainly common stock issued for options exercised and the employee stock purchase plan, as well as stock-based compensation.
(6) Ratios for the current quarter are subject to change upon final calculation for regulatory filings due after earnings release.
(7) TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.
(8) See GAAP to Non-GAAP reconciliations.
(9) ASC 2016-09 became effective on January 1, 2017 and affects the accounting for stock compensation. This amount reflects the tax benefit recognized as a result of this new standard.
(10) Full-time equivalent ''FTEs" employees increased in the second quarter of 2017 due to the addition of summer interns (13.6 FTEs).
FTEs increased in the third quarter of 2016 due to the acquisition of CSB.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

ANALYSIS OF NET INTEREST INCOME AND MARGIN

	For the Quarter Ended
	June 30, 2017			March 31, 2017			June 30, 2016
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)

Fed funds sold	$18,742	$38	0.81%	$11,092	$15	0.55%	$14,174	$11	0.31%
Interest-bearing deposits at financial institutions	86,236	220	1.02%	92,551	199	0.87%	50,747	62	0.49%
Securities (1)	573,747	5,384	3.76%	560,455	5,158	3.73%	505,697	4,573	3.64%
Restricted investment securities	13,226	132	4.00%	13,871	130	3.80%	14,171	134	3.80%
Loans (1)	2,488,828	28,881	4.65%	2,398,387	27,793	4.70%	1,899,932	20,497	4.34%
Total earning assets (1)	$3,180,779	$34,655	4.37%	$3,076,356	$33,295	4.39%	$2,484,721	$25,277	4.09%

Interest-bearing deposits	$1,566,106	$1,835	0.47%	$1,407,645	$1,140	0.33%	$941,856	$600	0.26%
Time deposits	527,719	1,156	0.88%	511,119	1,093	0.87%	425,216	744	0.70%
Short-term borrowings	17,936	19	0.42%	25,188	24	0.39%	50,122	18	0.14%
Federal Home Loan Bank advances (4)	76,739	354	1.85%	114,356	403	1.43%	128,956	416	1.30%
Other borrowings	33,530	347	4.15%	74,761	683	3.71%	100,008	824	3.31%
Junior subordinated debentures	72,000	696	3.88%	33,497	333	4.03%	33,396	302	3.64%
Total interest-bearing liabilities	$2,294,030	$4,407	0.77%	$2,166,566	$3,676	0.69%	$1,679,554	$2,904	0.70%

Net interest income / spread (1)		$30,248	3.60%		$29,619	3.70%		$22,373	3.39%
Net interest margin (2)			3.54%			3.65%			3.40%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.81%			3.90%			3.62%

	For the Six Months Ended
	June 30, 2017			June 30, 2016
	Average Balance	Interest Earned or Paid	Average Yield or Cost	Average Balance	Interest Earned or Paid	Average Yield or Cost

	(dollars in thousands)

Fed funds sold	$14,917	$53	0.72%	$15,703	$23	0.29%
Interest-bearing deposits at financial institutions	89,394	418	0.94%	45,691	123	0.54%
Securities (1)	567,101	10,543	3.75%	528,034	9,257	3.53%
Restricted investment securities	13,549	262	3.90%	14,156	264	3.75%
Loans (1)	2,443,608	56,741	4.68%	1,866,941	40,454	4.36%
Total earning assets (1)	$3,128,569	$68,017	4.38%	$2,470,525	$50,121	4.08%

Interest-bearing deposits	$1,486,876	$2,974	0.40%	$933,551	$1,214	0.26%
Time deposits	519,419	2,249	0.87%	412,410	1,420	0.69%
Short-term borrowings	21,562	43	0.40%	68,331	61	0.18%
Federal Home Loan Bank advances	95,548	758	1.60%	128,696	858	1.34%
Other borrowings	33,514	680	4.09%	100,873	1,650	3.29%
Junior subordinated debentures	73,381	1,379	3.79%	34,023	606	3.58%
Total interest-bearing liabilities	$2,230,300	$8,083	0.73%	$1,677,884	$5,809	0.70%

Net interest income / spread (1)		$59,934	3.65%		$44,312	3.38%
Net interest margin (2)			3.59%			3.39%
Net interest margin (TEY) (Non-GAAP) (1) (2) (3)			3.86%			3.61%

(1) Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period presented.
(2) See "Select Financial Data - Subsidiaries" for a breakdown of amortization/accretion included in net interest margin for each period presented.
(3) TEY : Tax equivalent yield. See GAAP to Non-GAAP reconciliations.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016

	(dollars in thousands, except per share data)

ROLLFORWARD OF ALLOWANCE FOR LOAN/LEASE LOSSES
Beginning balance	$32,059	$30,757	$28,827	$28,097	$27,395
Provision charged to expense	2,023	2,105	2,599	1,608	1,198
Loans/leases charged off	(851)	(893)	(755)	(987)	(634)
Recoveries on loans/leases previously charged off	126	90	86	109	138
Ending balance	$33,357	$32,059	$30,757	$28,827	$28,097

NONPERFORMING ASSETS
Nonaccrual loans/leases	$13,217	$14,205	$13,919	$14,371	$10,737
Accruing loans/leases past due 90 days or more	424	955	967	392	86
Troubled debt restructures - accruing	6,915	6,229	6,347	1,825	1,753
Total nonperforming loans/leases	20,556	21,389	21,233	16,588	12,576
Other real estate owned	5,174	5,625	5,523	5,808	6,179
Other repossessed assets	123	285	202	353	154
Total nonperforming assets	$25,853	$27,299	$26,958	$22,749	$18,909

ASSET QUALITY RATIOS
Nonperforming assets / total assets	0.75%	0.81%	0.82%	0.69%	0.70%
Allowance / total loans/leases (1)	1.31%	1.32%	1.28%	1.22%	1.46%
Allowance / nonperforming loans/leases (1)	162.27%	149.89%	144.85%	173.78%	223.42%
Net charge-offs as a % of average loans/leases	0.03%	0.03%	0.03%	0.04%	0.03%

(1) Upon acquisition and per GAAP, acquired loans are recorded at market value, which eliminated the allowance and impacts these ratios.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

		For the Quarter Ended			For the Six Months Ended
		June 30,	March 31,	June 30,	June 30,	June 30,
	SELECT FINANCIAL DATA - SUBSIDIARIES	2017	2017	2016	2017	2016
		(dollars in thousands)

	TOTAL ASSETS

	Quad City Bank and Trust (1)	$1,400,308	$1,442,952	$1,390,025
	m2 Lease Funds, LLC	215,689	210,062	207,334
	Cedar Rapids Bank and Trust	993,769	929,111	904,367
	Community State Bank	642,761	608,431	N/A
	Rockford Bank and Trust	426,160	398,455	402,157

	TOTAL DEPOSITS

	Quad City Bank and Trust (1)	$1,205,516	$1,261,075	$1,049,049
	Cedar Rapids Bank and Trust	789,750	733,227	690,377
	Community State Bank	554,767	527,171	N/A
	Rockford Bank and Trust	346,893	312,817	296,613

	TOTAL LOANS & LEASES

	Quad City Bank and Trust (1)	$1,045,625	$1,015,241	$968,905
	m2 Lease Funds, LLC	214,253	208,459	205,883
	Cedar Rapids Bank and Trust	728,562	673,431	648,727
	Community State Bank	442,845	427,365	N/A
	Rockford Bank and Trust	336,534	319,813	305,141

	TOTAL LOANS & LEASES / TOTAL ASSETS

	Quad City Bank and Trust (1)	75%	70%	70%
	Cedar Rapids Bank and Trust	73%	72%	72%
	Community State Bank	69%	70%	N/A
	Rockford Bank and Trust	79%	80%	76%

	ALLOWANCE AS A PERCENTAGE OF TOTAL LOANS/LEASES

	Quad City Bank and Trust (1)	1.28%	1.34%	1.31%
	m2 Lease Funds, LLC	1.60%	1.72%	1.80%
	Cedar Rapids Bank and Trust	1.58%	1.66%	1.65%
	Community State Bank (2)	0.71%	0.53%	N/A
	Rockford Bank and Trust	1.59%	1.58%	1.53%

	RETURN ON AVERAGE ASSETS

	Quad City Bank and Trust (1)	1.26%	1.22%	1.24%	1.24%	1.10%
	Cedar Rapids Bank and Trust	1.23%	1.33%	1.46%	1.28%	1.42%
	Community State Bank (3)	1.26%	1.30%	N/A	1.28%	N/A
	Rockford Bank and Trust	0.82%	0.86%	0.80%	0.84%	0.73%

	NET INTEREST MARGIN PERCENTAGE (4)

	Quad City Bank and Trust (1)	3.63%	3.71%	3.66%	3.67%	3.63%
	Cedar Rapids Bank and Trust	3.66%	3.75%	3.77%	3.70%	3.77%
	Community State Bank (5)	5.06%	5.37%	N/A	5.21%	N/A
	Rockford Bank and Trust	3.40%	3.43%	3.49%	3.41%	3.52%

	ACQUISITION-RELATED AMORTIZATION/ACCRETION INCLUDED IN NET
	INTEREST MARGIN, NET

	Cedar Rapids Bank and Trust	$6	$9	$51	$15	$130
	Community State Bank	1,580	2,054	N/A	3,635	N/A
	QCR Holdings, Inc. (6)	(33)	(33)	(34)	(66)	(68)

(1)	Quad City Bank and Trust figures include m2 Lease Funds, LLC, as this entity is wholly-owned and consolidated with the Bank. m2 Lease Funds, LLC
	is also presented separately for certain (applicable) measurements.
(2)	Upon acquisition and per GAAP, acquired loans are recorded at market value, which eliminated the allowance and impacts this ratio.
(3)	Community State Bank's return on average assets includes acquisition costs and various purchase accounting adjustments.
(4)	Includes nontaxable securities and loans. Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using
	a 35% tax rate for each period presented.
(5)	Community State Bank's net interest margin percentage includes various purchase accounting adjustments. Excluding those adjustments, net interest
	margin would have been 3.95% for the quarter ended June 30, 2017 and 3.83% for the quarter ended March 31, 2017.
(6)	Relates to the trust preferred securities acquired as part of the Community National Bank acquisition in 2013.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
GAAP TO NON-GAAP RECONCILIATIONS	2017	2017	2016	2016	2016
		(dollars in thousands, except per share data)
TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS RATIO (1)

Stockholders' equity (GAAP)	$305,083	$295,840	$286,041	$280,857	$275,117
Less: Intangible assets	20,030	20,261	22,522	22,755	4,595
Tangible common equity (non-GAAP)	$285,053	$275,579	$263,519	$258,102	$270,522

Total assets (GAAP)	$3,457,187	$3,381,013	$3,301,944	$3,280,986	$2,683,434
Less: Intangible assets	20,030	20,261	22,522	22,755	4,595
Tangible assets (non-GAAP)	$3,437,157	$3,360,752	$3,279,422	$3,258,231	$2,678,839

Tangible common equity to tangible assets ratio (non-GAAP)	8.29%	8.20%	8.04%	7.92%	10.10%

	For the Quarter Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
CORE NET INCOME (2)	2017	2017	2016	2016	2016	2017	2016

Net income (GAAP)	$8,766	$9,185	$8,529	$6,108	$6,676	$17,951	$13,050

Less nonrecurring items (post-tax) (3):
Income:
Securities gains, net	$25	$-	$(23)	$2,764	$12	$25	$245
Total nonrecurring income (non-GAAP)	$25	$-	$(23)	$2,764	$12	$25	$245

Expense:
Losses on debt extinguishment, net	$-	$-	$232	$2,689	$-	$-	$54
Acquisition costs (4)	-	-	26	1,506	231	-	231
Total nonrecurring expense (non-GAAP)	$-	$-	$258	$4,195	$231	$-	$285

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (2)	$8,741	$9,185	$8,810	$7,539	$6,895	$17,926	$13,090

CORE EARNINGS PER COMMON SHARE (2)

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (from above)	$8,741	$9,185	$8,810	$7,539	$6,895	$17,926	$13,090

Weighted average common shares outstanding	13,170,283	13,133,382	13,087,592	13,066,777	12,335,077	13,151,833	12,064,349
Weighted average common and common equivalent shares outstanding	13,516,592	13,488,417	13,323,883	13,269,703	12,516,474	13,502,505	12,235,212

Core earnings per common share (non-GAAP):
Basic	$0.66	$0.70	$0.67	$0.58	$0.56	$1.36	$1.09
Diluted	$0.65	$0.68	$0.66	$0.57	$0.55	$1.33	$1.07

CORE RETURN ON AVERAGE ASSETS (2)

Core net income attributable to QCR Holdings, Inc. common stockholders (non-GAAP) (from above)	$8,741	$9,185	$8,810	$7,539	$6,895	$17,926	$13,090

Average Assets	$3,378,195	$3,274,713	$3,277,814	$2,865,947	$2,640,678	$3,326,454	$2,621,514

Core return on average assets (annualized) (non-GAAP)	1.04%	1.12%	1.08%	1.05%	1.04%	1.08%	1.00%

NET INTEREST MARGIN (TEY) (5)

Net interest income (GAAP)	$28,047	$27,669	$29,280	$23,631	$21,009	$55,716	$41,606

Plus: Tax equivalent adjustment (6)	2,201	1,950	1,727	1,587	1,364	4,218	2,706

Net interest income - tax equivalent (Non-GAAP)	$30,248	$29,619	$31,007	$25,218	$22,373	$59,934	$44,312

Average earning assets	$3,180,779	$3,076,356	$3,069,122	$2,703,162	$2,484,721	$3,128,569	$2,470,525

Net interest margin (GAAP)	3.54%	3.65%	3.80%	3.48%	3.40%	3.59%	3.39%
Net interest margin (TEY) (Non-GAAP)	3.81%	3.90%	4.02%	3.71%	3.62%	3.86%	3.61%

EFFICIENCY RATIO (7)

Noninterest expense (GAAP)	$21,405	$21,273	$22,308	$24,480	$17,744	$42,678	$34,698

Net interest income (GAAP)	$28,047	$27,669	$29,280	$23,631	$21,009	$55,716	$41,606
Noninterest income (GAAP)	6,782	7,284	7,029	10,423	6,762	14,066	13,585
Total income	$34,829	$34,953	$36,309	$34,054	$27,771	$69,782	$55,191

Efficiency ratio (noninterest expense/total income) (Non-GAAP)	61.46%	60.86%	61.44%	71.89%	63.89%	61.16%	62.87%

(1) This ratio is a non-GAAP financial measure. The Company's management believes that this measurement is important to many investors in the marketplace who are interested in changes period-to-period in common equity. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to stockholders' equity and total assets, which are the most directly comparable GAAP financial measures.
(2) Core net income, core net income attributable to QCR Holdings, Inc. common stockholders, core earnings per common share and core return on average assets are non-GAAP financial measures. The Company's management believes that these measurements are important to investors as they exclude non-recurring income and expense items, therefore, they provide a more realistic run-rate for future periods.
In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net income, which is the most directly comparable GAAP financial measure.
(3) Nonrecurring items (post-tax) are calculated using an estimated effective tax rate of 35%.
(4) Acquisition costs were analyzed individually for deductibility. Presented amounts are tax-effected accordingly.
(5) Net interest margin (TEY) is a non-GAAP financial measure. The Company's management utilizes this measurement to take into account the tax benefit associated with certain loans and securities. It is also standard industry practice to measure net interest margin using tax-equivalent measures. In compliance with applicable rules of the SEC, this non-GAAP measure is reconciled to net interest income, which is the most directly comparable GAAP financial measure.
(6) Interest earned and yields on nontaxable securities and loans are determined on a tax equivalent basis using a 35% tax rate for each period presented.
(7) Efficiency ratio is a non-GAAP measure. The Company's management utilizes this ratio to compare to industry peers. The ratio is used to calculate overhead as a percentage of revenue. In compliance with the applicable rules of the SEC, this non-GAAP measure is reconciled to noninterest expense, net interest income and noninterest income, which are the most directly comparable GAAP financial measures.

Contact:
Todd A. Gipple
Executive Vice President
Chief Operating Officer
Chief Financial Officer
(309) 743-7745